EXHIBIT 10.1
LOAN AGREEMENT

THIS LOAN AGREEMENT dated for reference February 5, 2014, is made

BETWEEN:

FIRST MAJESTIC SILVER CORP., a company existing under the laws of British Columbia having an office located at Suite 1805, 925 West Georgia Street, Vancouver, B.C. Canada V6C 3L2

(the “Lender”);

AND:

SONORA RESOURCES CORP., a corporation existing under the laws of Nevada having an office at 3120 S. Durango, Suite 305, Las Vegas, NV, USA  89117

(the “Borrower”).

WHEREAS the Borrower wishes to borrow and the Lender is willing to lend to the Borrower up to US$100,000 on the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.	THE LOAN

1.1	Establishment of the Loan

The Lender agrees, on the terms and conditions set forth in this Agreement, to loan to the Borrower on the date hereof the principal amount of US$100,000 (the “Loan”).

1.2	Evidence of Indebtedness

The indebtedness of the Borrower to the Lender in respect of the Loan will be evidenced by a promissory note substantially be in the form set out in Schedule “A” hereto (the “Note”) which will be made by the Borrower and delivered to the Lender at the time of executing this Agreement.

1.3	Interest

The Borrower agrees to pay interest to the Lender both before as well as after payment is due on the principal balance of the Loan outstanding from time to time at a rate of 9% per annum.  Interest will be calculated and payable in arrears from the date hereof until repayment in full.

1.4	Adjustment of Interest

(a)
In the event that any provision of this Agreement would oblige the Borrower to make any payment of interest or any other payment which is construed by a court of competent jurisdiction to be interest in an amount or calculated at a rate which would result in a receipt by the Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted nunc pro tunc to the maximum amount or rate of interest, as the case may be, as would not result in a receipt by the Lender of interest at a criminal rate.

(b)
If, notwithstanding the provisions of this section 1.4 and after giving effect to all adjustments contemplated thereby, the Lender shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then such excess shall be applied by the Lender to the reduction of the principal balance hereunder and not to the payment of interest or if such excessive interest exceeds such principal balance, such excess shall be refunded to the Borrower.

1.5	Repayment of the Loan

The Borrower will repay the Loan on the date that the Lender demands payment by notice in writing to the Borrower.

2.	REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties

The Borrower represents and warrants to the Lender that:

(a)	the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

(b)	the Borrower has all requisite corporate power and authority to enter into this Agreement and to carry out the obligations contemplated herein and therein; and

(c)	no Event of Default (as defined in section 4.1) and no event which, with the giving of notice or lapse of time would become an Event of Default, has occurred or is continuing.

3.	COVENANTS OF THE BORROWER

The Borrower covenants and agrees with the Lender that, at all times during the currency of this Agreement, it will:

(a)	pay the principal sum required to be paid to the Lender pursuant to this Agreement in the manner set forth herein; and

(b)	provide the Lender with immediate notice of any Event of Default.

4.	EVENT OF DEFAULT

4.1	Definition of Event of Default

The principal balance of the Loan, costs and any other money owing to the Lender under this Agreement will immediately become payable upon demand by the Lender or, unless otherwise waived in writing by the Lender, in any of the following events (each, an “Event of Default”):

(a)	if the Borrower defaults in any payment when due under this Agreement;

(b)
if the Borrower becomes insolvent or makes a general assignment for the benefit of its creditors, or if any order is made or an effective resolution is passed for the winding-up, merger or amalgamation of the Borrower or if the Borrower is declared bankrupt or if a custodian or receiver be appointed for the Borrower under the applicable bankruptcy or insolvency legislation, or if a compromise or arrangement is proposed by the Borrower to its creditors or any class of its creditors, or if a receiver or other officer with like powers is appointed for the Borrower; or

(c)
if the Borrower defaults in observing or performing any other covenant or agreement of this Agreement on its part to be observed or performed and such default has continued for a period of seven days after notice in writing has been given by the Lender to the Borrower specifying the default.

5.	GENERAL

5.1	Waiver or Modification

No failure on the part of the Lender in exercising any power or right hereunder will operate as a waiver of such power or right, nor will any single or partial exercise of such right or power preclude any other right or power hereunder.  No amendment, modification or waiver of any condition of this Agreement or consent to any departure by the Borrower therefrom will be effective unless it is in writing signed by the Lender.  No notice to or demand on the Borrower will entitle the Borrower to any other further notice or demand in similar or other circumstances unless specifically provided for in this Agreement.

5.2	Time

Time is of the essence of this Agreement.

5.3	Governing Law

This Agreement is governed by the laws of the Province of British Columbia and the parties attorn to the non-exclusive jurisdiction of the courts of British Columbia for the resolution of all disputes under this Agreement.

5.4	Severability

If any one or more of the provisions contained in this Agreement is found to be invalid, illegal or unenforceable in any respect, those provisions may be severed from this Agreement without affecting the validity, legality and enforceability of the remaining provisions of this Agreement.

5.5	Currency

All statements of, or references to, dollar amounts in this Agreement refer to the lawful currency of the United States of America.

5.6	Further Assurances

The parties to this Agreement will do, execute and deliver or will cause to be done, executed and delivered all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement.

5.7	Parties in Interest

This Agreement enures to the benefit of and is binding on the parties to this Agreement and their respective successors and permitted assigns.

5.8	Notices

Any notice under this Agreement will be given in writing and may be sent by fax or email may be delivered or mailed by prepaid post addressed to the party to which notice is to be given at the address on the first page of this Agreement, or at another address designated by that party in writing.

5.9	Amendments

This Agreement may be amended, waived, discharged or terminated only by instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

5.10	Assignment

The Borrower may not assign this Agreement or its interest herein or any part hereof except with the prior written consent of the Lender.  The Lender may assign this Agreement or its interest herein or any part hereof on notice to but without the consent of the Borrower, provided that the assignee agrees in writing in favour of the Borrower, to be bound by all of the terms of this Agreement.

5.11	Counterparts

This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which will constitute one and the same document. Each party will be entitled to rely on delivery of an electronic copy of this Agreement, and acceptance by the other party of an electronic copy of this Agreement will create a legal, valid and binding agreement between the parties in accordance with the terms of this Agreement.

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The Lender and the Borrower have executed and delivered this Agreement effective as of the reference date first given above.

FIRST MAJESTIC SILVER CORP.
By:	/s/ Keith Neumeyer
Authorized Signatory
Name: Keith Neumeyer
Title: President and CEO
SONORA RESOURCES CORP.
By:	/s/ Mark Scott
Authorized Signatory
Name: Mark Scott
Title: CFO

SCHEDULE “A”

to the Loan Agreement dated for reference February 5, 2014
between First Majestic Silver Corp. and Sonora Resources Corp.

PROMISSORY NOTE

AMOUNT: USD 100,000	DATE: February 5, 2014

FOR VALUE RECEIVED, Sonora Resources Corp. of 3120 S. Durango, Suite 305, Las Vegas NV  USA  89117 (the “Borrower”), PROMISES TO PAY on demand to the order of First Majestic Silver Corp. of Suite 1805, 925 West Georgia Street, Vancouver, B.C. Canada V6C 3L2 (the “Lender”), the sum of USD 100,000 plus interest both before as well as after payment is due at the rate of 9% per annum, calculated and payable in arrears from the date hereof until repayment in full.

The Borrower waives presentment for payment, demand, notice of dishonour, or protest.  None of the terms or provisions hereof may be waived, altered, modified or amended orally, by course of conduct, dealing or performance or otherwise, except as the Lender may specifically agree in writing.

The Borrower represents and warrants to the Lender that the execution, delivery and performance of this Note has been duly authorized by all necessary and appropriate action on the part of the Borrower and that this Note is a legal, valid, binding and enforceable obligation of the Borrower.

The Borrower agrees that this Note is governed by the laws of the Province of British Columbia.

SONORA RESOURCES CORP.

Date	By:	/s/ Mark Scott
Authorized Signatory
Mark Scott
CFO